SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Verisity Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

VERISITY LTD.

Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel

United States Office: 2041 Landings Drive

Mountain View, California 94043

Notice of 2004 Annual General Meeting of Shareholders

to be held May 27, 2004

TO THE SHAREHOLDERS OF VERISITY LTD.

The 2004 Annual General Meeting of Shareholders of Verisity Ltd. will be held at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091, where our phone number is (972) 3-900-4000, on Thursday, May 27, 2004, at 10:00 a.m. Israeli time to conduct the following business:

1.    To elect Yoav Hollander as our Class III director to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until his successor shall be elected and qualified;

2.    To elect Tali Aben, Douglas Norby and Uzi Sasson as our external directors to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until each of their successor(s) shall be elected and qualified;

3.    To approve the grant of an option to purchase 50,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

4.    To approve the grant of an option to purchase 30,000 ordinary shares to Yoav Hollander, our director and Chief Technology Officer, under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

5.    To approve the grant of an option to purchase 20,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Simulation, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

6.    To approve the 2003 bonuses of our executive officers who also serve as members of our Board of Directors;

7.    To approve the 2004 base salaries of our executive officers who also serve as members of our Board of Directors;

8.    To approve compensation for the non-employee members of our Board of Directors, including external directors;

9.    To approve insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors Douglas Norby and Uzi Sasson;

10.    To approve grant of an option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson;

11.    To approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, by 825,000 shares and to approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, by 325,000 shares;

12.    To approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, by 300,000 shares;

13.    To approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004; and

14.    To transact any other business that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The record date for determining those shareholders who will be entitled to notice of, and to attend and vote at, the meeting and at any adjournment thereof is April 22, 2004. The share transfer books will not be closed between the record date and the date of the meeting.

If within one-half hour of the time fixed for the meeting a quorum is not present, the meeting shall be adjourned and will be reconvened seven days later, at the same time and place. If a quorum is not present at the adjourned meeting, the meeting will be held and any number of participants will be considered as a quorum for the purpose of convening the meeting.

Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card in the accompanying reply envelope. No postage is required if mailed in the United States. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

By Order of the Board of Directors /s/ Charles G. Alvarez
Charles G. Alvarez, Vice President of Finance and Administration, Chief Financial Officer and Secretary

2

VERISITY LTD.

Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel

United States Office: 2041 Landings Drive

Mountain View, California 94043

PROXY STATEMENT

The 2004 Annual General Meeting of Shareholders of Verisity Ltd. will be held on Thursday, May 27, 2004, at 10 am Israeli time at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091 where our phone number is (972) 3-900-4000. As a shareholder of Verisity Ltd. you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

Your proxy is solicited on behalf of our Board of Directors, which is sending proxy materials to you and all other shareholders on or about May 5, 2004. The Board is asking you to vote your shares by completing and returning the signed proxy card or otherwise submitting your vote in a manner described in this proxy statement under “Questions and Answers—How Do I Vote?” on Page 2.

QUESTIONS AND ANSWERS

Q:    WHO CAN VOTE AT THE ANNUAL MEETING?

A:    Shareholders who owned our voting ordinary shares as of the close of business on April 22, 2004 may attend and vote at the meeting. Each voting ordinary share is entitled to one vote. There were [23,566,359] voting ordinary shares outstanding on April 22, 2004.

Q:    WHAT IS IN THIS PROXY STATEMENT?

A:    This proxy statement sets forth the proposals on which we would like you, as a shareholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q:    WHAT IS THE PROXY CARD?

A:    The proxy card enables you to appoint Moshe Gavrielov and Yoav Hollander, and each of them individually, as your representatives at the annual meeting. By completing and returning the signed proxy card, you are authorizing Messrs. Gavrielov and Hollander to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your signed proxy card before the meeting date just in case your plans change.

Q:    WHAT AM I VOTING ON?

A:    We are asking you to vote on:

•	the election of Yoav Hollander as our Class III director and Tali Aben, Douglas Norby and Uzi Sasson as our external directors to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until each of their successors shall be elected and qualified;

•	the approval of the grant of an option to purchase 50,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	the approval of the grant of an option to purchase 30,000 ordinary shares to Yoav Hollander, our director and Chief Technology Officer, under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	the approval of the grant of an option to purchase 20,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Simulation, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	the approval of the 2003 bonuses and the 2004 base salaries of our executive officers who also serve as members of our Board of Directors;

•	the approval of compensation for the non-employee members of our Board of Directors, including external directors;

•	the approval of insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors, Douglas Norby and Uzi Sasson;

•	the approval of the grant of an option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson;

•	the approval of an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, by 825,000 shares and to approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, by 325,000 shares;

•	the approval of an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, by 300,000 shares; and

•	the approval of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004.

The section entitled “Proposals To Be Voted On,” beginning on page 7 gives you more information on these matters.

Q:    HOW DO I VOTE?

A:    You May Vote By Mail.

You do this by completing and signing your proxy card and mailing it in the enclosed envelope, so we receive it prior to the meeting. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct; and

•	according to the best judgment of Messrs. Gavrielov or Hollander if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card but do return the signed proxy card to us before the meeting, your shares will be voted:

•	FOR the election of each of Yoav Hollander as our Class III director to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until his successor shall be elected and qualified;

•	FOR the election of each of Tali Aben, Douglas Norby and Uzi Sasson as our external directors to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until each of their successors shall be elected and qualified;

•	FOR the approval of the grant of an option to purchase 50,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	FOR the approval of the grant of an option to purchase 30,000 ordinary shares to Yoav Hollander, our director and Chief Technology Officer, under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	FOR the approval of the grant of an option to purchase 20,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Simulation, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	FOR the approval of the 2003 bonuses and the 2004 base salaries of our executive officers who also serve as members of our Board of Directors;

•	FOR the approval of compensation for the non-employee members of our Board of Directors, including external directors;

•	FOR the approval of insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors, Douglas Norby and Uzi Sasson;

•	FOR the approval of the grant of an option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson;

•	FOR the approval of an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, by 825,000 shares and to approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, by 325,000 shares;

•	FOR the approval of an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, by 300,000 shares;

•	FOR the approval of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004; and

•	according to the best judgment of Messrs. Gavrielov or Hollander, with respect to any other business that may properly come before the meeting or any adjournment thereof.

You May Vote In Person At The Meeting.

We will pass out written ballots to any eligible shareholder who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker or other record holder in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means that you hold our ordinary shares within or through multiple accounts at the transfer agent or with stockbrokers or other record holders. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

We encourage you to examine your proxy card and voting instructions closely to make sure you are voting all of your ordinary shares.

Q:    WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:    You may revoke your proxy and change your vote by:

•	signing another proxy card with a later date and returning it to us before the polls close at the meeting; or

•	voting in person at the meeting.

Your stockbroker or other record holder may be able to vote your shares depending on the terms of the agreement you have with your stockbroker or other record holder.

Q:    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:    To hold the meeting and conduct business, at least two shareholders holding or representing a majority of our outstanding voting ordinary shares as of April 22, 2004 must be present at the meeting. This is called a quorum. Shares are counted as present at the meeting if a shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a proxy.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR MR. HOLLANDER TO BE ELECTED AS A CLASS III DIRECTOR?

A:    The election of Mr. Hollander as a Class III director of the board will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR MS. ABEN, MR. NORBY AND MR. SASSON TO BE ELECTED AS EXTERNAL DIRECTORS?

A:    For each of Ms. Aben, Mr. Norby and Mr. Sasson, their election as an external director will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval, provided that such majority includes at least one third of the ordinary shares of non-controlling shareholders voted on this proposal (unless the total number of ordinary shares of non-controlling shareholders voted against this proposal does not exceed one percent of the outstanding ordinary shares).

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANTS TO EACH OF MOSHE GAVRIELOV, YOAV HOLLANDER AND MICHAEL McNAMARA TO BE APPROVED?

A:    The share option grants to each of Messrs. Gavrielov, Hollander and McNamara will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS TO BE APPROVED?

A:    The compensation (2003 bonus and 2004 base salary) for Messrs. Gavrielov, Hollander and McNamara, our executive officers who also serve as members of our Board of Directors, will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR the proposals.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR CERTAIN COMPENSATION FOR OUR NON-EMPLOYEE DIRECTORS (INCLUDING EXTERNAL DIRECTORS) TO BE APPROVED?

A:    The proposal to approve certain compensation for our non-employee directors (including external directors) will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR INSURANCE COVERAGE FOR AND INDEMNIFICATION AGREEMENTS BETWEEN VERISITY LTD. AND EACH OF OUR NEW EXTERNAL DIRECTORS DOUGLAS NORBY AND UZI SASSON TO BE APPROVED?

A:    The proposal to approve insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors Douglas Norby and Uzi Sasson will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE GRANT OF AN OPTION TO PURCHASE 50,000 ORDINARY SHARES UNDER THE VERISITY LTD. 2000 U.S. SHARE INCENTIVE PLAN, AS AMENDED, TO EACH OF OUR NON-EMPLOYEE DIRECTORS, INCLUDING DOUGLAS FAIRBAIRN AND ZOHAR ZISAPEL PLUS, IF ELECTED, EXTERNAL DIRECTORS TALI ABEN, DOUGLAS NORBY AND UZI SASSON, TO BE APPROVED?

A:    The proposal to approve the grant of an option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson, will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR AN INCREASE IN THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE VERISITY LTD. 2000 U.S. SHARE INCENTIVE PLAN, AS AMENDED, BY 825,000 SHARES AND AN INCREASE IN THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE VERISITY LTD. 2000 ISRAELI SHARE OPTION PLAN, AS AMENDED, BY 325,000 SHARES TO BE APPROVED?

A:    The proposal to approve the increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, by 825,000 shares and the increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, by 325,000 shares will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE INCREASE IN THE NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE VERISITY LTD. 2000 EMPLOYEE SHARE PURCHASE PLAN, AS AMENDED, BY 300,000 SHARES TO BE APPROVED?

A:    The proposal to approve the increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, by 300,000 shares will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS WITH MESSRS. KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR ISRAELI STATUTORY INDEPENDENT AUDITOR TO BE APPROVED?

A:    The selection of the independent auditor for the fiscal year ending December 31, 2004, will be approved if a majority of the ordinary shares represented at the meeting and voting on this proposal vote FOR the proposal.

Q:    HOW ARE VOTES COUNTED?

A:    You may vote either “for” each director nominee or withhold your vote from the nominee. You may vote “for” or “against” or “abstain” from voting on each of the other proposals. If you abstain from voting on any proposal, it will have the same effect as a vote “against” the proposal.

If you give your signed proxy without voting instructions, your shares will be counted as a vote FOR each director nominee and FOR each of the other proposals. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Q:    WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:    We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. We expect to file that report with the Securities and Exchange Commission in a timely manner, currently anticipated to be mid-August, and you can obtain a copy by contacting our Investor Relations Hotline at (650) 934-6800. You can also obtain a copy on the Internet at www.verisity.com by clicking on Investor Relations or through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also call the SEC at (800) SEC-0330 to obtain the address for the location of its nearest public reference room where our Form 10-Q for the second quarter of 2004 may be reviewed.

Q:    HOW MAY SHAREHOLDERS COMMUNICATE WITH VERISITY’S BOARD OF DIRECTORS?

A.    Shareholders may communicate with the Board of Directors by submitting an email to investorsBOD@Verisity.com or by writing to us at Verisity Ltd, Attention: Investor Relations, 2041 Landings Drive, Mountain View, California 94043. Shareholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Verisity or its business, or is similarly inappropriate. Members of the Board of Directors are now encouraged to attend the Annual General Meeting. Last year, one of the seven Board members attended the 2003 Annual General Meeting.

Additional Information

Enclosed with this proxy statement is a proxy card and the Company’s 2003 Annual Report to Shareholders and the Annual Report on Form 10-K for the calendar year ended December 31, 2003. You also can obtain copies of the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2003, without charge by sending a request to Investor Relations, Verisity, 2041 Landings Drive, Mountain View, California 94043, telephone (650) 934-6800.

PROPOSALS TO BE VOTED ON

PROPOSALS NO. 1 and 2

1. ELECTION OF YOAV HOLLANDER AS OUR CLASS III DIRECTOR

2. ELECTION OF EACH OF TALI ABEN, DOUGLAS NORBY AND UZI SASSON AS OUR EXTERNAL DIRECTORS

Our Amended and Restated Articles of Association provide that our Board of Directors shall consist of no less than five nor more than nine persons and that the directors (other than our external directors) shall be divided into three classes: Class I; Class II and Class III. On April 18, 2001, our Board of Directors set the number of classified directors at five persons and designated the class to which each of our current classified directors is a member. The current term of our directors in Class I will expire in 2005; the current term of our directors in Class II will expire in 2006; and the current term of our director in Class III will expire in 2007. At each Annual General Meeting the successor to each of the directors of the class whose term expires will be elected to serve for a term that expires at the third following Annual General Meeting.

In addition to our classified Board of Directors, the Israeli Companies Law requires us to have at least two external directors, neither of whom may serve simultaneously as a classified director. The Israeli Companies Law specifies who may qualify as an external director, which specifications are more fully described under the section entitled “External Directors” in our Prospectus filed with the SEC on March 22, 2001. These requirements are irrespective of United States requirements for independent directors. On April 18, 2001, our Board of Directors appointed Tali Aben as our first external director and on June 14, 2001, our shareholders elected Amos Wilnai as our second external director.

It is intended that the accompanying proxy card will be voted in favor of Yoav Hollander to serve as our Class III director. Subject to and in accordance with the provisions of the Israeli Companies Law, our Class III director will continue in office for a term that expires at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting, and until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement or removal from office.

Recent changes in United States laws and regulations governing public companies now require a higher level of financial expertise on the Audit Committee. We have been fortunate to identify two excellent candidates for this committee, each of whom has extensive financial experience in public accounting or directly in public companies. Each of Mr. Norby and Mr. Sasson meet the SEC and NASD requirements for financial expertise.

It is important to the Company to identify and attract well-qualified individuals for all of these Board positions. In accordance with our recently adopted procedure for nominating directors set forth in detail below, the Nominating Committee identified Mr. Norby and Mr. Sasson through informal search and recommendations of our board members, and approved each of them as candidates.

It is intended that the accompanying proxy card will be voted in favor of each of Tali Aben, Douglas Norby and Uzi Sasson to serve as our external directors. This will be Ms. Aben’s second three-year term as external director. Mr. Wilnai is completing his term as external director and has decided not to stand for reelection and will pursue other interests. Subject to and in accordance with the provisions of the Israeli Companies Law, our external directors will continue in office for a term that expires at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting, and until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement or removal from office.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of Yoav Hollander as a Class III director to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until his successor shall be elected and qualified.

The Board of Directors recommends a vote FOR the election of each of Tali Aben, Douglas Norby and Uzi Sasson as external directors to hold office for a term that expires in 2007 at the third Annual General Meeting that follows the upcoming 2004 Annual General Meeting and until each of their successors shall be elected and qualified.

Information Concerning the Nominees, the Incumbent Directors and Executive Officers

Nominee for Class III Director Whose Term, if Elected, Will Expire in 2007

Yoav Hollander, 51, is our co-founder and has served as our Chief Technical Officer and director since our inception in September 1995. From 1990 to our inception, Mr. Hollander was a consultant for various semiconductor companies including National Semiconductor Corporation and Digital Equipment Corporation. Mr. Hollander worked on the development of the verification environment employed by the Israeli design center of Digital Equipment Corporation for pre- and post-silicon testing of their designs. Mr. Hollander holds a Bachelor of Science degree in Computer Science from Ben Gurion University in Be’er Sheva, Israel.

Nominees for External Directors Whose Terms, if Elected, Will Expire in 2007

Tali Aben, 40, has served as our director since December 1996 and as our external director since April 18, 2001. Ms. Aben has been a General Partner at Gemini Israel Funds, an Israeli venture capital firm, since October 1994. Ms. Aben holds a Bachelor of Science degree in Mathematics and Computer Science and a Master of Business Administration degree from Tel Aviv University in Tel Aviv, Israel.

R. Douglas Norby, 68, is a candidate for external director. He has been Chief Financial Officer and Senior Vice President of Tessera, Inc. since July 2003. Prior to that, Mr. Norby served in that role for Zambeel, Inc., for Novalux, Inc, and for LSI Logic Corporation, after holding other executive management positions with Mentor Graphics Corporation, and Lucasfilm Ltd. He currently serves on the boards of LSI Logic Corporation, Alexion Pharmaceuticals, Inc., a public biotechnology company, and ChipPAC, Inc., a public semiconductor assembly and test company. Mr. Norby holds a Bachelor of Arts degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.

Uzi Sasson, 41, is a candidate for external director. He is the CEO and founder of Sagent Management, a tax and accounting consulting firm, since January 2004. Before forming Sagent, Mr. Sasson served as Global Vice President of Tax for Mercury Interactive Corporation starting in 2001. Prior to that, Mr. Sasson was a Senior Manager at PricewaterhouseCoopers for the Technology, InfoComm, Entertainment, and Media Group since 1999, and as Senior Manager for the Tax Consulting Group since 1995. Mr. Sasson holds a Master of Science degree in Taxation from Golden Gate University and a Bachelor of Science degree in Accounting from Golden Gate University. Mr. Sasson is a Certified Public Accountant (CPA) in California.

Class II Directors Whose Terms Will Expire in 2006

Moshe Gavrielov, 49, has served as our Chief Executive Officer since March 1998 and as our director since May 1998. From November 1988 to March 1998, Mr. Gavrielov worked at LSI Logic Corporation where he held several executive management positions, including Executive Vice President of Products, Senior Vice President of International Markets, Senior Vice President and General Manager of LSI Logic Europe and General Manager of the ASIC division. Mr. Gavrielov holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Computer Science from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

Zohar Zisapel, 55, has served as our outside director since August 1997. Mr. Zisapel serves on the Board of Directors of Ceragon Networks, Radvision Ltd. and Radcom Ltd. Mr. Zisapel is a founder, and Chairman of the Board of Rad Data Communications and has served as its President since 1982. He also served as Chairman of the Israeli Association of Electronics and Software Industries. Mr. Zisapel holds a Masters of Science degree in Electrical Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel and a Master of Business Administration degree from Tel Aviv University in Tel Aviv, Israel.

    Class I Directors Whose Terms Will Expire in 2005

Douglas Fairbairn, 55, has served as our Chairman of the Board since December 2003 and as our outside director since September 2003. Mr. Fairbairn founded VLSI Technology and has served as the General Manager of its ASIC Division. Mr. Fairbairn founded and has served as CEO of Redwood Design Automation. He also served as General Manager of the Alta Division at Cadence, President of the VSI Alliance SoC industry consortium, and President and CEO of Simutech Corporation. Mr. Fairbairn was founder and Publisher of VLSI Design Magazine. He holds a Bachelor of Science degree and a Master of Science degree in Electrical Engineering from Stanford University.

Michael McNamara, 42, has served as our director and Senior Vice President of Simulation since February 2004, and before that as our director and Senior Vice President of Technology since our acquisition of SureFire Verification in November 1999, where he served as President, Chairman of the Board, and co-founder from April 1996 to November 1999. From June 1995 to April 1996, Mr. McNamara served as a director and a consultant at Verilog Consulting Services, Inc. From April 1994 to May 1995, Mr. McNamara served as Vice President of Engineering at ViewLogic, Inc. Mr. McNamara holds a Bachelor of Science degree and a Master of Engineering degree in Electrical Engineering from Cornell University.

    Other Executive Officers

Charles Alvarez, 54, has served as our Vice President of Finance and Administration and Chief Financial Officer since June 1998, and as Corporate Secretary since October 11, 2000. From March 1997 to June 1998, Mr. Alvarez served as Vice President of Finance and Administration and Chief Financial Officer at Alliance Semiconductor. From October 1989 to March 1997, Mr. Alvarez served as Senior Director of Finance and Operations for LSI Logic Corporation. Mr. Alvarez holds a Bachelor of Arts degree and a Master of Arts degree in Business and Economics from San Francisco State University.

Ziv Binyamini, 44, has served as our Vice President of Research and Development since October 1998. From November 1997 to October 1998, Mr. Binyamini served as our principal researcher. From July 1997 to November 1997, he was a researcher at Intel Corporation. From July 1994 to July 1997, Mr. Binyamini co-managed the Logic Verification CAD group at Intel Design Technology in Haifa, Israel. Mr. Binyamini holds a Bachelor of Science degree in Computer Science and Mathematics from Bar Ilan University in Ramat Gan, Israel.

Steve Glaser, 42, has served as our Vice President of Corporate Marketing and Business Development since June 2003, and as a corporate strategy consultant to Verisity starting in January 2003. Mr. Glaser has over twenty years of experience in senior marketing and business development roles in the systems, semiconductor, and EDA industries. From March 2001 to January 2003, Mr. Glaser was corporate vice president of Strategy and New Ventures for Cadence Design Systems’ Business Development/M&A Group. From September 1988 to March 2001, Mr. Glaser held various senior marketing and business development roles including Vice President of Corporate Strategic Marketing at VLSI Technology, Cadence’s Alta Group, and start-ups Redwood Design and Simutech, pioneers in system level design and verification. Mr. Glaser received his Bachelor of Science degree in Electrical Engineering and Computer Science from the University of California, Santa Barbara, and a Masters in Business Administration from the University of British Columbia.

Jacob Hanoch, 43, has served as our Vice President and General Manager of PAN International Operations since September 2002. After starting at Verisity in 1996 and working in various leading sales and technical positions, including Vice President of Technical Services, and, starting in 1999, Vice President and General Manager of European Operations. Prior to joining Verisity, Mr. Hanoch was director of design automation and verification at nSOF, Ltd. in Israel. Before that, Hanoch was the design automation manager at ACRI, SARL (Advanced Computer Research Institute) in France. Prior to that Mr. Hanoch led the development of state-of-the-art processor verification systems at National Semiconductor. Mr. Hanoch holds a Bachelor of Science degree in Systems Design from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

David Larwood, 52, has served as our General Counsel since April 2000. From May 1997 to April 2000, Mr. Larwood was Vice President of Intellectual Property at FormFactor, Inc. From November 1994 to May 1997, Mr. Larwood was Senior Patent Counsel at Apple Computer, Inc. Mr. Larwood holds a Bachelor of Science degree in Chemistry from the California Institute of Technology, a Master of Science degree in Pharmaceutical Chemistry from the University of California, San Francisco and a Juris Doctorate degree from the University of California, Berkeley.

Lawrence Lapides, 43, has served as our Vice President of Sales since our acquisition of SureFire Verification in November 1999, where he served in the same capacity from July 1998 to November 1999. From May 1991 to June 1998, Mr. Lapides served as Director of North American Sales for Exemplar Logic. Mr. Lapides holds a Bachelor of Arts degree in Physics from the University of California, Berkeley, a Master of Science degree in Applied and Engineering Physics from Cornell University and a Master of Business Administration degree from Clark University.

Steven Craig Shirley, 40, has served as our Vice President of North America Sales since January 2001. He joined Verisity in 1997 where he served as western area director, director of sales operations and account manager. Mr. Shirley has over 14 years of experience in Electronic Design Automation (EDA) sales. Prior to joining Verisity, Mr. Shirley held business development, district management, and account management positions at Aspect Development, Quickturn Design Systems and Intergraph Corporation. Mr. Shirley holds a Bachelor of Science degree in Computer Engineering degree from Auburn University.

Sean Redmond, 40, has served as our Vice President and General Manager of European Operations since September 2002, Mr. Redmond joined Verisity in 2000, where he served as the area director for Northern Europe. Prior to joining Verisity, Mr. Redmond held the position of area director for IP-DA, a European EDA distribution channel, and served as the European sales manager for Galax!, a subsidiary of Avant!. Before joining Avant!, Mr. Redmond worked at COMPASS Design Automation for over seven years and held the positions of regional sales manager and field applications manager. He has also held various senior engineering positions at VLSI Technology and Philips Semiconductors. Mr. Redmond earned a Bachelor of Science degree in Electronic Engineering from Brighton University, a Master of Science degree in Digital Systems from Kings College; London University and a Master of Business Administration degree from Henley Management College.

Mike Tsai, Ph.D., 54, has served as our Executive Vice President and General Manager of the Platform Division since February 2004. Dr. Tsai joined Verisity through the acquisition of Axis Systems. Dr. Tsai co-founded Axis in 1997 and served as the company’s president and CEO. Dr. Tsai was CEO of GWcom, a wireless communication company, from 1995 to 1996. Previous to GWcom, Dr. Tsai was co-founder and CEO of ArcSys from 1991 through 1994. Prior to founding ArcSys in 1991, Dr. Tsai held key management positions at Cadence Design Systems, Silicon Compilers, and IBM Yorktown Research Center. Currently, Dr. Tsai is a member of the Board of Directors for the EDA Consortium, a trade organization of all EDA companies, Chairman of Salutron, a medical instrument company, and General Partner of Acorn Venture Partners. Dr. Tsai received his Ph.D. in Electrical Engineering from the University of Illinois, Urbana-Champaign.

Steven Wang, 39, has served as our Vice President and Integration Executive since February 2004. Mr. Wang joined Verisity through the company’s acquisition of Axis Systems. Mr. Wang co-founded Axis in 1997 and served as the company’s vice president of business development. Prior to Axis, he was General Manager for the HDL division at Zycad Corporation from 1995 to 1996. Previously, Mr. Wang co-founded Precedence, a simulation back-plane company, in 1991 and served as Vice President of Engineering. Precedence was acquired by Mentor Graphics in 1995. Prior to founding Precedence, Mr. Wang was with Sun Microsystems. Mr. Wang was elected to the Boards of Directors of Accellera, an electronics industry organization that drives the standardization of language-based design automation process, and serves as an officer within Accellera. From 1995 to 1997, Mr. Wang served as CFO for EDA Consortium, a trade organization of all EDA companies. Mr. Wang received his Bachelor of Science degree in Electrical Engineering from the University of California at Berkeley and Master of Engineering degree from Cornell University.

Director Independence

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASD listing standards: Douglas Fairbairn, Tali Aben, Amos Wilnai, and Zohar Zisapel, and candidate directors Douglas Norby and Uzi Sasson,

The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee meets the independence criteria applicable to those committees as required by the NASD and the U.S. Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that that nominees Douglas Norby and Uzi Sasson each are an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The independent directors meet in executive session at least two times each year.

Board and Committee Meetings

During the fiscal year that ended on December 31, 2003, our Board of Directors held 11 meetings and adopted resolutions in writing 14 times. During this period, each of our directors attended or participated in more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served. We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Employee Share Purchase Plan Committee.

The Audit Committee is responsible for reviewing our financial procedures and controls, selecting and meeting with the independent auditors, identifying issues in the management of our business, making recommendations to our Board of Directors on how to correct identified problems and deciding whether to approve actions or transactions which by Israeli law require audit committee approval. This committee held 12 meetings during the last fiscal year. Its members did and do consist of Tali Aben, Amos Wilnai and Zohar Zisapel. If the shareholders approve the election of Messrs. Norby and Sasson, the Audit Committee will consist of Tali Aben, Douglas Norby, Uzi Sasson and Zohar Zisapel. Each member of the Audit Committee meets the independence criteria required by the NASD and the SEC. Each member of the Audit Committee meets the NASD’s financial knowledge requirements. Each of Douglas Norby and Uzi Sasson, if elected to the Board of Directors pursuant to Proposal 1 of this proxy statement, has agreed to serve as a member of the Audit Committee. Mr. Norby and Mr. Sasson each meets (i) the independence criteria required by the NASD and the SEC; (ii) the NASD’s financial knowledge requirements; and (iii) possesses the qualifications of an “audit committee financial expert” as determined by the Board of Directors. Accordingly, although the Company does not currently have an “audit committee financial expert” serving on its Audit Committee, if either or both of Mr. Norby and Mr. Sasson is elected to the Board of Directors, each will be appointed to the Audit Committee and will serve as an “audit committee financial expert” For the Company. Our Board of Directors has adopted a written charter for the Audit Committee, the current version of which is attached to this proxy statement as Appendix A.

The Compensation Committee is responsible for establishing our policies and practices governing executive compensation as described later in this proxy statement under “Report of the Compensation Committee of the Board of Directors on Executive Compensation” on page 37. In addition, the committee is responsible for administering all of our employee benefit plans, other than equity-based benefit plans for non-executive employees. This committee held five meetings during the last fiscal year. Its members did and do consist of Tali Aben and Zohar Zisapel plus Pierre Lamond until he was replaced by Douglas Fairbairn. Each member of the Compensation Committee meets the independence criteria required by the NASD.

The Nominating Committee is responsible for identifying and selecting qualified candidates for the Board of Directors of the Company each year. This committee held one meeting during the last fiscal year. Its members consisted of Moshe Gavrielov, Tali Aben and Amos Wilnai, and currently consist of Douglas Fairbairn, Tali Aben, Amos Wilnai and Zohar Zisapel. Each member of the Nominating Committee meets the independence criteria required by the NASD. The Nominating Committee will consider nominations by shareholder recommendation. For specific procedural requirements regarding nominating a director, please see Article 60.3 of our Amended and Restated Articles of Association, set forth as Exhibit 3.3 to our registration statement on Form S-1 filed with the SEC September 8, 2002, and see also the section below entitled “Consideration of Director Nominees.” Our Board of Directors has adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.verisity.com.

The Employee Share Purchase Plan Committee is responsible for administering our Employee Share Purchase Plan and meets when needed to consider matters that fall outside the normal administration of the Plan. This committee held no meetings during the last fiscal year. Its members did and do consist of Amos Wilnai plus Pierre Lamond until he was replaced by Douglas Fairbairn.

Consideration of Director Nominees

    Nomination Process

The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee, through current Board members, professional search firms, shareholders or other parties, considers various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. The Nominating Committee considers properly submitted shareholder recommendations for nominees to the Board of Directors as described below. Following verification of the shareholder status of the persons proposing candidates, recommendations are considered by the Nominating Committee, along with any materials provided by a shareholder in connection with the candidate recommended by the shareholder. In evaluating such recommendations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

    Shareholder Nominees

The Nominating Committee will consider recommendations for director nominees as provided above. Any shareholder recommendations for consideration by the Nominating Committee should include the following information: (a) (i) the name, age, business address and residence address of the candidate, (ii) the principal occupation or employment of the candidate, (iii) the class, series and number of shares of the Company which are beneficially owned by the candidate and (iv) any other information relating to the candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class, series and number of shares of the Company which are beneficially owned by the shareholder and (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The notice and consent should be forwarded to:

Corporate Secretary

Verisity Ltd.

2041 Landings Drive

Mountain View, California 94043

(650) 934-6800

To be timely, the notice must be delivered within the time permitted for submission of a shareholder proposal as described in the Shareholder Proposals section of this proxy statement.

The Nominating Committee has not received any recommendations for director nominees from any of the Company’s shareholders in connection with the Meeting.

    Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform their duties as directors responsibly. Each director must represent the interests of all shareholders.

Director Compensation

At present, the Board of Directors is compensated for service on the Board at $12,000 per year for non-employee Directors who serve on the Board and an additional $4,000 per year for non-employee Directors who also serve on the Audit Committee. The Compensation Committee of our Board of Directors has proposed compensation for our non-employee directors (including external directors) on terms more consistent with industry norms, if the shareholders approve. Other than for direct Board compensation as approved by the shareholders in 2003, none of our non-employee Board members has received monetary compensation for any of his or her service.

In addition, subject to the Israeli Companies Law and the regulations promulgated thereunder, an external director may be granted shares or options to purchase shares of the Company within a plan that covers all of the directors who are not external directors, as well as certain other office holders of the Company. Our Board of Directors and our shareholders approved share option grants to each of our current non-employee directors for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated February 9, 2004, to vest over 42 months. These share option grants began vesting on March 20, 2001 and will be fully vested during 2004. The Compensation Committee of our Board of Directors has proposed, and the Audit Committee and the Board of Directors have both approved (subject to shareholder approval), grants of additional share options for our non-employee directors (including external directors) in Proposal 10 below, if the shareholders approve.

Under Israeli law any compensation for a director must be approved by the shareholders. In 2003, the shareholders authorized the board to take action at the time of that appointment to provide such a replacement or new director (other than an external director) with compensation, related benefits and protection at a level that is substantially equivalent to that provided to then-current directors in a similar situation, without the need to obtain additional or special shareholder approval. Mr. Fairbairn replaced Mr. Lamond on our Board in September 2003 and the Board took such an action, as approved by the shareholders.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003:

•	none of the members of our Compensation Committee has ever served as one of our executive officers or as an executive officer or employee of any of our subsidiaries;

•	none of the members of our Compensation Committee has been during the last fiscal year, or is currently, an employee of ours or any of our subsidiaries;

•	none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction with us in which the amount involved exceeds $60,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if there was not committee like that, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee or otherwise served on our Board of Directors; and

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee.

Certain Relationships and Related Transactions of the Corporation with Management

Since the beginning of the Company’s fiscal year ended December 31, 2003, there were no transactions occurring or relationships that existed between the Company and its management and others that require disclosure under SEC regulations.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer and controller) and directors. The Company’s Code of Ethics is available on the Company’s website at www.verisity.com. Any changes or waivers to the Code of Ethics for the Company’s principal executive officer, principal financial officer, controller or persons performing similar functions will be disclosed on the Company’s website.

PROPOSAL NO. 3

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 50,000 ORDINARY SHARES TO MOSHE GAVRIELOV

The shareholders are being asked to vote on a proposal to approve the grant of a nonstatutory option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to Moshe Gavrielov, our director and Chief Executive Officer. The grant will have an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting. This grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. Gavrielov, who abstained from the vote for his grant and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed grant are summarized as follows:

•	The option has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25% of the granted shares upon Mr. Gavrielov’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•	The option has a maximum term of 10 years measured from the 2004 grant date, subject to earlier termination upon Mr. Gavrielov’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then he will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should his employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event his employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•	In accordance with the terms of Mr. Gavrielov’s employment agreement with respect to option grants, if (a) Mr. Gavrielov’s employment is terminated by the Company (other than for cause) or (b) he terminates his employment following a Constructive Termination Event as defined in his employment agreement (which in general amounts to a reduction in his duties or title), then: if the termination is by his current employer or by a successor entity and occurs within 12 months following a change of control, then 24 months’ worth of standard option vesting will occur upon termination, and any remaining options will continue to vest according to the standard vesting under the plan; but if the termination does not occur within 12 months after a change of control, then 12 months’ worth of standard option vesting will occur upon termination, and any remaining options will continue to vest according to the standard vesting under the plan.

U.S. Income Tax Consequences. For federal income tax purposes, Mr. Gavrielov will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of the option Mr. Gavrielov will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the date of exercise.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the grant of an option to Mr. Gavrielov to purchase 50,000 ordinary shares.

PROPOSAL NO. 4

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 30,000 ORDINARY SHARES TO YOAV HOLLANDER

The shareholders are being asked to vote on a proposal to approve the grant of an option to purchase 30,000 ordinary shares under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, to Yoav Hollander, our director and Chief Technology Officer. The grant will have an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2002 Annual General Meeting. This option grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. Hollander who abstained from this vote and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed option grant are summarized as follows:

•	The option has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25% of the granted shares upon Mr. Hollander’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•	The option has a maximum term of 10 years measured from the 2004 grant date, subject to earlier termination upon Mr. Hollander’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then Mr. Hollander will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should Mr. Hollander’s employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event Mr. Hollander’s employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•	In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. Hollander are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by Mr. Hollander.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the grant of an option to Mr. Hollander to purchase 30,000 ordinary shares.

PROPOSAL NO. 5

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 20,000 ORDINARY SHARES TO MICHAEL McNAMARA

The shareholders are being asked to vote on a proposal to approve the grant of a nonstatutory option to purchase 20,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to Michael McNamara, our director and Senior Vice President. The grant will have an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting. This grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. McNamara, who abstained from the vote for his grant and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed grant are summarized as follows:

•	The option has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2004 Annual General Meeting;

•	The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25% of the granted shares upon Mr. McNamara’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•	The option has a maximum term of 10 years measured from the 2004 grant date, subject to earlier termination upon Mr. McNamara’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then he will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should his employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event his employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•	In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. McNamara are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by Mr. McNamara.

U.S. Income Tax Consequences. For federal income tax purposes, Mr. McNamara will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of the option Mr. McNamara will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the date of exercise.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the grant of an option to Mr. McNamara to purchase 20,000 ordinary shares.

PROPOSAL NOS. 6 and 7

APPROVAL OF (Proposal No. 6) THE 2003 BONUSES AND (Proposal No. 7) THE 2004 BASE SALARIES OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS

The shareholders are being asked to vote on proposals to approve the compensation of our executive officers who also serve as members of our Board of Directors.

Pursuant to the Israeli Companies Law, our shareholders must approve the compensation terms of our executive officers who also serve as directors. Three of our executive officers also serve as our directors: Moshe Gavrielov, our Chief Executive Officer; Yoav Hollander, our Chief Technology Officer; and Michael McNamara, our Senior Vice President of Simulation.

(Proposal No. 6)

The 2003 bonus terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

Name and Title	Bonus Paid for 2003
Moshe Gavrielov Chief Executive Officer	$54,600

Yoav Hollander Chief Technology Officer	NIS 42,480 (approx. $9,384)*

Michael McNamara Senior Vice President of Simulation	$17,100

(Proposal No. 7)

The 2004 base salary terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

Name and Title	Annual Base Salary for 2004
Moshe Gavrielov Chief Executive Officer	$364,000

Yoav Hollander Chief Technology Officer	NIS 736,800 (approx. $162,800)*

Michael McNamara Senior Vice President of Simulation	$198,000

*	Estimate of dollar equivalent in Proposal Nos. 5 and 6 based on the exchange rate between the new Israeli Shekel (NIS) and the United States dollar as quoted in The Wall Street Journal on April 13, 2004 of NIS 4.5269 to $1.00.

For a detailed description of the compensation paid to our executive officers during the fiscal year ended December 31, 2003, please see the section entitled “Executive Compensation” beginning on page 37 of this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the 2003 bonus and 2004 base salary proposals for Messrs. Gavrielov, Hollander and McNamara.

PROPOSAL NO. 8

APPROVAL OF COMPENSATION FOR OUR NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS (INCLUDING EXTERNAL DIRECTORS)

The shareholders are being asked to vote on a proposal to approve annual compensation for the non-employee members of our Board of Directors (including external directors), starting January 1, 2004, as follows:

For the Company’s non-employee directors serving on the Board of Directors, including, if elected, each of our external directors, Tali Aben, Douglas Norby and Uzi Sasson annual compensation in the amount of $20,000.

For the Company’s non-employee directors serving on the Audit Committee, including, if elected, each of our external directors, Tali Aben, Douglas Norby and Uzi Sasson, additional annual compensation in the amount of $4,000.

Regulations promulgated under Israeli Companies Law specify the compensation payable to external directors for their service on the board. This compensation may be, under certain conditions (which we currently meet), set to be relative to the compensation payable to ‘other directors,’ as this term is defined in the regulations.

Payments are to be made in accordance with the requirements of the regulations under Israeli Companies Law, which provide that the relative compensation should be paid to the external directors at the same time it is paid to the ‘other directors,’ that is to say, all of the non-employee directors should be paid at the same time.

At present, our Board of Directors is compensated for service on the Board at $12,000 per year for non-employee directors who serve on the Board but not on the Audit Committee and at $16,000 per year for non-employee directors who serve on the Board and on the Audit Committee.

Because of recent changes in United States laws and regulations governing public companies, independent directors play an increasingly valuable role in the governance of the Company and will likely need to devote substantially greater time to the Company than in the past. In light of these changes, the Board of Directors believes it will need to offer reasonable compensation in addition to a grant of share options in order to attract well-qualified Board members. This proposed compensation is consistent with compensation for companies of similar size in our industry.

This proposal was presented to and approved by the Compensation Committee then approved unanimously by both the Audit Committee and the full Board on that same day for submission to the shareholders for their approval. The Company feels that it is in the best interests of the Company to provide reasonable compensation to our non-employee members of our Board of Directors in partial consideration of their efforts on behalf of the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the proposal to compensate the non-employee members of our Board of Directors (including external directors) according to this proposal.

PROPOSAL NO. 9

APPROVAL OF INSURANCE COVERAGE FOR AND INDEMNIFICATION AGREEMENTS BETWEEN VERISITY LTD. AND EACH OF OUR NEW EXTERNAL DIRECTORS

DOUGLAS NORBY AND UZI SASSON

The shareholders are being asked to vote on a proposal to approve insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors Douglas Norby and Uzi Sasson. We have approved in the past this same coverage and indemnification for all sitting directors, so this will put the new directors in an equal position.

Insurance

•	With regard to insurance or other support, protection or other benefits which the Company provides to one or more current directors then sitting as members of the Board, to provide similar such insurance or other support, protection or other benefits to each new external director in an amount up to and intended to be essentially equivalent to the similar status for the current director(s).

Indemnification

•	To grant to each of these external directors indemnification under the Company’s standard indemnification agreement, the form of which is set forth as Exhibit 10.22 to our registration statement on Form S-1 filed with the SEC on November 9, 2000. The same indemnification terms were approved for our external directors, Tali Aben and Amos Wilnai, by our shareholders at our 2001 Annual General Meeting.

•	The indemnification agreement provides that we will indemnify, defend and hold harmless the director to the fullest extent permitted by any applicable law, subject to certain limitations set forth in the agreement, by reason of any act or omission by such director in his or her capacity as our director and in connection with certain claims, demands, suits or actions specified in the agreement.

•	The indemnification agreements with each of our current directors include an exemption in advance from liability resulting from a breach of duty of care owed to us. In addition to the approval of our Audit Committee and our Board of Directors, the Israeli Companies Law requires that we obtain shareholder approval of indemnification agreements between us and our directors and of the granting of exemptions to directors from liability resulting from a breach of their duty of care towards us.

•	The indemnification will apply only with respect to a financial obligation imposed on the director in favor of any third party and to reasonable litigation expenses, including attorney’s fees.

•	The indemnification will not apply for any liability arising out of:

•	a breach of the duty of loyalty, unless the director acted or omitted to act in good faith and had a reasonable reason to believe that our interests would not be harmed by the director’s action;

•	an intentional or reckless breach of his or her duty of care;

•	an action taken with the intent to unlawfully gain personal profit; and

•	any fine or penalty payment.

History of this Proposal

This proposal was presented to and approved by the Compensation Committee then approved unanimously by both the Audit Committee and the full Board on that same day for submission to the shareholders for their approval. The Board believes that it is important that the Company will be able to provide such compensation, benefits and protection for any external directors, in order for the Company to be able to retain new directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors, Douglas Norby and Uzi Sasson.

PROPOSAL NO. 10

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 50,000 ORDINARY SHARES TO EACH OF OUR NON-EMPLOYEE DIRECTORS, INCLUDING DOUGLAS FAIRBAIRN AND ZOHAR ZISAPEL PLUS, IF ELECTED, EXTERNAL DIRECTORS TALI ABEN, DOUGLAS NORBY AND UZI SASSON

The shareholders are being asked to vote on a proposal to approve the grant of nonstatutory options to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson, effective as of the date of the Annual General Meeting, scheduled to be May 27, 2004. These option grants were recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors, who also recommended these option grants for shareholder approval.

Since preparing for our initial public offering, we have provided share options as an incentive to its outside directors (including external directors) as a means to promote increased shareholder value. We believe share options are one of the prime methods of attracting and retaining key members of the Board of Directors responsible for overseeing the continued development and growth of our business. In addition, share options are considered a competitive necessity in the high technology industry. Because of recent changes in United States laws and regulations governing public companies, independent directors play an increasingly valuable role in the governance of the Company and already need to devote substantially greater time to the Company than in the past.

We last granted to our current Board members an option to purchase shares starting in 2001 and vesting of those options will be complete in 2004. In addition, we have nominated two new directors for election at this 2004 Annual General Meeting.

The material terms and conditions of each option grant are summarized as follows:

•	The option is for 50,000 ordinary shares and will have an exercise price of the fair market value of our ordinary shares on the day of our Annual General Meeting, scheduled for May 27, 2004;

•	The option will become exercisable for the option shares over the non-employee director’s period of continued service with us in a series of 36 successive equal monthly installments, each vesting upon their completion of each additional month of service starting May 1, 2004;

•	The option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the non-employee director’s cessation of service, subject to certain conditions. If the individual ceases to serve as our non-employee director for any reason other than for cause or death or disability, then the non-employee director will only have a 30-day period following his or her cessation of service in which to exercise the option for any ordinary shares for which the option is exercisable at the time of cessation of service. Should the non-employee director’s service with us be terminated as a result of their death or disability, the non-employee director or the legal representatives of their estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of cessation of service. In the event an non-employee director is removed from our Board of Directors for cause, the option will terminate immediately as of the date and time of their termination; and

•	In the event we are acquired in a transaction that results in a change of control and the options issued to an non-employee director are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by the director.

•	U.S. Income Tax Consequences. For federal income tax purposes, the optionees will not have taxable income upon the grant of the options, nor will the Company then be entitled to any deduction. Generally, upon exercise of the options the optionees will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the date of exercise.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the grant of an option to purchase 50,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson.

PROPOSAL NO. 11

APPROVAL OF THE INCREASE IN NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE VERISITY LTD. 2000 U.S. SHARE INCENTIVE PLAN, AS AMENDED, AND VERISITY LTD. 2000 ISRAELI SHARE OPTION PLAN, AS AMENDED

The shareholders are being asked to vote on a proposal to approve the increase in the number of shares available for issuance under certain of the Company’s compensatory share option and incentive plans. Specifically, the Board of Directors recommends approval of an increase in the so-called “pool” of shares available for issuance to our employees, directors and other service providers under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended (the “U.S. Share Plan”), by 825,000 shares and to approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended (the “ISOP”), by 325,000 shares. Verisity’s Board of Directors has taken such action, subject to shareholder approval, to provide for the availability of additional shares, in particular, as a result of the increase in Verisity’s employee base that occurred upon the completion of the Axis Systems acquisition on February 9, 2004; and as an integral benefit and part of an overall package offered by the Company to recruit and retain quality employees responsible for the continued development and growth of the Company’s business. In addition, stock options are considered a competitive necessity in the high technology industry.

In April 2004, the Board of Directors adopted an amendment of the United States and Israeli Plans, subject to shareholder approval, to increase the number of ordinary shares authorized for issuance under the United States and Israeli Plans. The Board of Directors adopted this amendment because it believes that:

Additional shares are necessary since the number of employees has grown by approximately 40% due to the February 9, 2004, acquisition of Axis Systems;

Additional shares are necessary to attract new employees and executives;

Additional shares are needed to further the goal of retaining and motivating existing personnel; and

The issuance of options to our employees is an integral component of the Company’s compensation policy.

The pool of available shares remaining for new option grants and restricted share awards as of February 29, 2004, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, was approximately 775,000 ordinary shares. The pool of available shares remaining for new option grants and restricted share awards as of February 29, 2004, under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, was approximately 275,000 ordinary shares. The pool of available shares remaining for new option grants and restricted share awards as of February 29, 2004, under the Verisity Ltd. Axis Systems 1997 Stock Plan, as amended, was approximately 149,724 ordinary shares. We are not requesting any change to the shares available for grant under the Axis plan. The proposed increase of 1,150,000 to-be-approved shares in addition to 1,160,000 ordinary shares currently available together represent approximately 9.8% of our total shares issued and outstanding as of February 29, 2004. The proposed increase in the shares available for future grants will result in Verisity’s total option pool, as a percentage of total shares issued and outstanding, to be comparable to our peer group in the Electronic Design Automation (EDA) market.

On April 15, 2003, our Board of Directors authorized issuance of 500,000 shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated June 4, 2002, solely to be issued as nonstatutory options. The aggregate number of shares issued or available for issuance pursuant to options granted to persons other than Company officers or directors under this pool cannot exceed 50% of the total number of shares issued or available for issuance pursuant to options granted under such pool as determined on April 15, 2006 and on each yearly anniversary thereafter. As a result, this action did not require shareholder approval. The shares were registered through a Form S-8 filed with the Securities and Exchange Commission on December 2, 2003. On February 9, 2004, our Board of Directors amended and restated the Verisity Ltd. 2000 U.S. Share Incentive Plan to incorporate the prior amendments, and also to note that options from other share plans that might become subject to the control of the Company through merger or acquisition and the like would not affect the number of options approved under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended.

As of February 29, 2004, under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, and the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, (i) the Company has granted options to purchase shares as follows:

Executive Officers	Grants under U.S. Share Plan
Moshe Gavrielov, Chief Executive Officer, Director	300,000
Michael McNamara, Senior Vice President, Director	60,000
David Larwood, Vice President, General Counsel	70,000
Charles G. Alvarez, Chief Financial Officer	125,000
Lawrence Lapides, Vice President Worldwide Sales & Product Operations	80,000
Steven Craig Shirley, Vice President of North American Sales	105,000
Steve Glaser, Vice President of Corporate Marketing & Business Development	125,000

Total to Executives	865,000

Total to current Board members	198,872

Total to non-executive employees	1,765,000

Executive Officers	Grants under ISOP
Yoav Hollander, Chief Technology Officer, Director	100,000
Ziv Binyamini, Vice President of Research & Development and Site Manager of Israeli Operations	70,000
Jacob Hanoch, Vice President & General Manager PAN International Operations	50,000
Sean Redmond, Vice President & General Manager of European Operations	55,000

Total to Executives	275,000

Total to non-executive employees	852,404

(ii) the Company has granted options to purchase an aggregate of 1,140,000 shares to its current executive officers as a group; (iii) the Company has granted options to purchase an aggregate of 198,872 shares to its current directors who are not executive officers of the Company, as group; (iv) the Company has granted options to purchase an aggregate of 2,617,404 shares to all employees, other than its current executive officers, as a group; (v) no options have been granted to any nominee for director and (vi) no options have been granted to any associate of any of the Company’s non-employee directors, executive officers or nominees for election as director.

The Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, is administered and interpreted by our Board of Directors or a committee designated by our board. It will terminate in October 2010.

Proposal:

The Board of Directors proposes an amendment to the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, that would increase the number of our ordinary shares available for issuance in compensatory arrangements under that plan (as well as under certain other compensatory share plans and similar arrangements of the Company, except for the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, or the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, or plans assumed through acquisition) by 825,000 shares.

The specific proposal for amending the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, is as follows. Section 4 of the plan will be deleted in its entirety and replaced with the following.

4.  Shares Subject to the Plan.    Subject to section 13 of this Plan, in no event will the Company issue, in the aggregate, more than the sum of (i) Three Million, Six Hundred and Five Thousand (3,605,000) Shares and (ii) Five Hundred Thousand (500,000) Shares1 (collectively, the “Option Pool”) pursuant to the exercise of all Options and Restricted Share Rights granted under this Plan, less that number of Shares and Restricted Share Rights that have been issued, or have been reserved for issuance, either directly or pursuant to options granted, to Directors, Officers, Employees, or Consultants of the Company and any of its Subsidiaries on or after August 30, 2000 under any other share option plan, share incentive plan, restricted share or similar arrangement (except for the Employee Share Purchase Plan, the 2000 Israeli Share Option Plan and any equity plan, agreement or arrangement assumed in connection with a merger or acquisition transaction), provided that the Option Pool shall be deemed to include, and shall not be reduced by (and shall be deemed to be increased by the Shares described in clause (ii) below): (i) any Shares that may have been reserved for issuance and purchase pursuant to any Option or Restricted Share Right granted under this Plan, but which Shares remain unissued (and no longer reserved for issuance) upon the expiration or cancellation for any reason of such Option or Right, or any portion thereof, (ii) any Shares that may have been reserved for issuance and purchase pursuant to any Option or Restricted Share Right granted under any such other plan or similar arrangement (except for the Employee Share Purchase Plan, the 2000 Israeli Share Option Plan and any equity plan, agreement or arrangement assumed in connection with a merger or acquisition transaction), but which Shares remain unissued (and no longer reserved for issuance) upon the expiration or cancellation for any reason, on or after August 30, 2000, of such Option or Right, or any portion thereof, and (iii) any Shares that are retained by or delivered to the Company upon exercise of an Option or Restricted Share Right as consideration for the payment of all or a portion of the Option Price and/or Tax Withholding Liability as contemplated by section 5(c) of this Plan. Notwithstanding the foregoing, subject to section 13 of this Plan, in no event will the Company issue, in the aggregate, more than Three Million, Six Hundred and Five Thousand (3,605,000) Shares pursuant to the exercise of all ISOs that are granted under this Plan. No Participant shall be issued, within any one-year period, a number of Shares and/or Option Shares under the Plan that exceeds 500,000 shares (subject to section 13). At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company’s obligations under all such outstanding Options.

Similarly, the Board of Directors proposes an amendment to the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, that would increase the number of our ordinary shares available for issuance in compensatory arrangements under that plan by 325,000 shares.

The specific proposal for amending the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, is as follows. Section 8.1 of the plan will be deleted in its entirety and replaced with the following.

8.1  The Company has reserved ONE MILLION THREE HUNDRED FORTY THOUSAND FOUR HUNDRED AND EIGHTY FOUR (1,340,484) authorized but unissued Ordinary Shares of NIS 0.01 par value each of the Company (the “Shares”) for the purposes of the ISOP, subject to adjustment as set forth in Section 10 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP. Until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subject to an Option under the ISOP.

1	Such 500,000 Share pool was added to the Plan by resolution of the Board effective April 15, 2003, subject to the limitation that such pool be reserved solely for the issuance of Shares upon exercise of Nonstatutory Options, and not ISOs. The aggregate number of Shares issued or reserved for issuance pursuant to Options granted to persons other than Officers and Directors under this pool must exceed fifty percent (50%) of the total number of shares issued or reserved for issuance pursuant to Options granted under such pool as determined on April 15, 2006 and on each yearly anniversary thereafter.

We do not have a specific plan for the allocation of these shares for the US and Israeli plans. The proposed amendment does not change the class of individuals who are eligible to receive grants under this plan, which individuals include officers (currently eleven individuals), non-employee directors (four total), other employees of the Company and its subsidiaries (273 as of February 29, 2004), and consultants and advisors to the Company. Each group will participate only to the extent approved by the Board, in its sole discretion. In general, the grants are expected to be made in support of employee retention programs. The shares to be granted will only be the ordinary shares of the Company.

The following is a brief description of the current Verisity Ltd. 2000 U.S. Share Incentive Plan (SEC Exhibit 10.25, Form 10-Q, August 12, 2002), and the Verisity Ltd. 2000 Israeli Share Option Plan, as amended (SEC Exhibit 10.46, Form 10-Q May 13, 2003). An electronic copy of each full plan was filed with the SEC as exhibits to the filings noted here.

Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended

The Verisity Ltd. 2000 U.S. Share Incentive Plan (the “U.S. Share Plan”) was adopted by our Board of Directors in August 2000 and approved by our shareholders on October 18, 2000. The Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, provides for the grant of:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code to employees, including our officers and employee directors;

•	nonstatutory share options to employees, directors and consultants; and

•	share purchase rights to employees, directors and consultants, which shares, known as restricted shares, will generally be subject to our repurchase option.

The U.S. Share Plan is administered and interpreted by our Board of Directors or a committee designated by our board. It will terminate in October 2010.

The plan administrator has discretion, within the limits of the U.S. Share Plan to select optionees and to determine the number of shares to be subject to each option and the exercise price and vesting schedule of each option. The exercise price of incentive stock options granted under the U.S. Share Plan must at least be equal to the fair market value per ordinary share on the date of grant. With respect to any participant who is a 10% shareholder, the per share exercise price of any share option granted under the U.S. Share Plan must equal at least 110% of the fair market value of the ordinary shares on the date of the grant and the maximum term of the option must not exceed five years. The term of all other options granted under the plan may not exceed 10 years.

The plan administrator also has the discretion, within the limits of the U.S. Share Plan to determine the terms related to any restricted share offer, including the number of shares that a recipient may be entitled to purchase and the purchase price. The administrator also has the discretion to determine whether and to what extent a specific portion of the restricted shares will be subject to our right to repurchase the shares upon the purchaser’s termination of employment or engagement for any reason.

If the Company is acquired in a transaction that results in a change of control and the options issued under the U.S. Share Plan are not assumed or substituted with equivalent options by the successor corporation, then the U.S. Share Plan provides for immediate vesting of the smaller of:

•	the amount of shares that would have vested over the 12-month period following the change of control; or

•	the amount of shares representing 50% of the unvested shares.

In addition, in connection with an acquisition of the Company, our Board of Directors will have the discretion to cancel any repurchase option.

U.S. Income Tax Consequences.    The U.S. federal income tax consequences of the U.S. Share Plan under current U.S. federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the U.S. Share Plan and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

For federal income tax purposes, the recipient of nonstatutory stock options granted under the U.S. Share Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of nonstatutory stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the date of exercise.

An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares.

Generally, a participant will not be taxed upon the grant or purchase of restricted shares that are subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, until such time as the restricted shares is no longer subject to a substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the shares and the amount the Participant paid, if any, for such restricted shares. However, the recipient of restricted shares under the U.S. Share Plan may make an election under Section 83(b) of the Internal Revenue Code to be taxed with respect to the restricted shares as of the date of transfer of the restricted shares rather than the date or dates upon which the restricted shares are no longer subject to a substantial risk or forfeiture and the Participant would otherwise be taxable under Internal Revenue Code Section 83.

New Plan Benefits.    The benefits that will be received under the U.S. Share Plan by the Company’s current directors, executive officers and by all eligible employees are not currently determinable.

Verisity Ltd. 2000 Israeli Share Option Plan, as amended

On December 12, 2000, our Board of Directors approved the Verisity Ltd. 2000 Israeli Share Option Plan. The ISOP provides for the grant of:

•	options that qualify for special tax treatment under Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and related rules; and

•	options that do not qualify for such special tax treatment under Section 102.

The ISOP is administered and interpreted by our Board of Directors or a committee designated by our board. It will terminate in November 2010. The ISOP reserves 700,000 ordinary shares for issuance under the plan.

The plan administrator has discretion, within the limits of the ISOP, to select optionees and to determine the number of shares to be subject to each option and the purchase price and vesting schedule of each option. Approved 102 Options (as defined in the ISOP) and any shares issued upon exercise of Approved 102 Options shall be issued to a trustee, chosen by the plan administrator, and held for the benefit of the optionees.

If we are acquired in a transaction that results in a change of control and the options issued under the ISOP are not assumed or substituted with equivalent options by the successor corporation, then the ISOP provides for immediate vesting of the smaller of:

•	the amount of shares that would have vested over the 12-month period following the change of control; or

•	the amount of shares representing 50% of the unvested shares.

The plan administrator may, with the consent of the optionee, cancel all or any portion of any option. We can discharge our obligations in connection with these options by paying in cash to the optionee an amount equal to the fair market value of the options less the option price or issuing to the optionee a number of our shares with a fair market value of that amount or a combination of the two.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the proposal to increase the number of ordinary shares available for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, by 825,000 shares and to approve an increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended, by 325,000 shares.

PROPOSAL NO. 12

APPROVAL OF THE INCREASE IN NUMBER OF ORDINARY SHARES AVAILABLE FOR ISSUANCE UNDER THE VERISITY LTD. 2000 EMPLOYEE SHARE PURCHASE PLAN

The shareholders are being asked to vote on a proposal to approve the increase in the number of shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended (the “ESPP” or “Purchase Plan”). Specifically, the Board of Directors recommends approval of an increase in the number of shares available for issuance to our employees, under the Purchase Plan, as amended, by 300,000 shares. Verisity’s Board of Directors has taken such action, subject to shareholder approval, to provide for the availability of additional shares, in particular, as a result of the increase in Verisity’s employee base by approximately 40% that occurred upon the completion of the Axis Systems acquisition on February 9, 2004; and as an integral benefit and part of an overall package offered by the Company to recruit and retain quality employees responsible for the continued development and growth of the Company’s business. In addition, the Board of Directors believes that ESPP shares are a competitive necessity in the high technology industry.

The Board of Directors believes that the number of shares currently available for issuance under the ESPP is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for the success of our business.

The Company adopted the Purchase Plan so that it could offer employees an opportunity to participate in the ownership of the Company by purchasing shares at a discounted price through payroll deductions, and to provide an incentive for continued employment. We are asking the shareholders to approve the increase in the number of shares available under the Purchase Plan so that we can continue to provide this benefit to new and current employees.

Management believes that maintaining a competitive employee stock purchase program is an important element in recruiting and retaining employees. The plan is designed to more closely align the interests of employees and shareholders by encouraging employees to invest in the Company’s securities, and to help employees share in the Company’s success. Employee stock purchase plan gains have become an important part of overall compensation of employees.

The proposed amendments were adopted by the Board and will become effective upon shareholder approval at the General Annual Meeting.

The pool of available shares remaining for ESPP grants as of February 29, 2004, under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, was approximately 430,000 ordinary shares. The proposed increase of 300,000 shares represents 1.3% of our total shares issued and outstanding as of February 29, 2004.

The following is a brief description of the current Verisity Ltd. 2000 Employee Share Purchase Plan, as amended. An electronic copy of the full plan was filed with the SEC as Exhibit 10.45 to our Form 10-K filed March 19, 2001.

Verisity Ltd. 2000 Employee Share Purchase Plan, as amended,

The Purchase Plan was adopted by our Board of Directors on September 5, 2000, approved by our shareholders on October 18, 2000, and became effective March 21, 2001, in connection with our initial public offering. It was amended October 29, 2002, to address administrative details that were not appreciated at the time of the original plan. The Purchase Plan will remain in effect for 10 years, unless our Board of Directors elects to terminate it earlier. Initially, we reserved a total of 1,000,000 ordinary shares for issuance under the Purchase Plan.

The Purchase Plan is designed to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan contains consecutive, overlapping 24-month offering periods. Each offering period includes four six-month purchase periods that generally start on the first trading day on or after May 1 or November 1 of each year, with an exercise date on each last trading day of April and October during the term of each offering period.

Our employees are eligible to participate in the Purchase Plan if they meet the guidelines set forth in the plan. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the Purchase Plan. In addition, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of the Company’s shares or of one of its subsidiaries is not allowed to participate in the Purchase Plan. Our eligible employees may purchase ordinary shares through payroll deductions of up to 15% of their salary.

The amounts deducted and accumulated by the employee are used to purchase ordinary shares at each exercise date. The price of ordinary shares purchased under the Purchase Plan is 85% of the lower of the fair market value per ordinary share on the first day of the offering period or on the exercise date.

In the event the fair market value per ordinary share at an exercise date is less than the fair market value at the beginning of the offering period, our employees are withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. Our employees may end their participation at any time during an offering period, in which case they are paid their payroll deductions to that date. Participation ends automatically upon termination of employment with us.

The number of shares available for purchase under the Purchase Plan, as well as the purchase price and the number of shares covered by each option under the Purchase Plan that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares or an exchange of the shares resulting from a stock split, stock dividend, or any other subdivision.

If there is a proposal to (i) dissolve or liquidate the Company, (ii) sell all or substantially all of the Company’s assets or (iii) merge or consolidate the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board of Directors in its discretion decides to shorten the current offering period, in which case each participant will have at least 10 days prior notice of the new purchase date and each option will automatically be exercised upon such date unless the participant withdraws from the offering period prior to such date.

U.S. Income Tax Consequences.    Generally, no federal income tax consequences will arise at the time an employee purchases shares under the Purchase Plan. If an employee disposes of shares purchased under the Purchase Plan less than one year after the shares is purchased or within two years of the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the shares at the time of purchase and the amount paid by the employee for the shares. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.

If an employee does not dispose of the shares purchased under the Purchase Plan until at least one year after the shares is purchased and at least two years after the offering date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the shares on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee. If an employee dies before disposing of the shares purchased under the Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

The Company generally will not be entitled to a deduction with respect to the shares purchased by an employee under the Purchase Plan, unless the employee disposes of the shares less than one year after the shares is transferred to the employee or less than two years after the offering date.

New Plan Benefits.    No current directors who are not employees will receive any benefit under the Purchase Plan. The benefits that will be received under the Purchase Plan by the Company’s current executive officers and by all eligible employees are not currently determinable.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the increase in the number of ordinary shares available for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended, by 300,000 shares.

PROPOSAL NO. 13

APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS WITH MESSRS. KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR ISRAELI STATUTORY INDEPENDENT AUDITORS

Selection

The shareholders are being asked to approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International (collectively “Ernst & Young”), as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004.

Ernst & Young has audited our financial statements annually since the 1997 fiscal year. Its representatives will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Under Israeli law, a company must present for discussion at its Annual General Meeting its financial statements for its preceding fiscal year. Accordingly, at the meeting, the auditor’s report and our consolidated financial statements for the fiscal year ended December 31, 2003 will be presented for discussion.

Independent Auditor Fees

The following table shows information about fees billed to the Company by Ernst & Young for the fiscal years 2003 and 2002.

Fees Category	2002	2003
Audit fees(1)	$325,600	$250,000
Audit-related fees(2)	212,180	31,500
Tax fees(3)	162,639	301,373
All other fees(4)	26,227	89,663

Total fees	$726,646	$672,536

(1)	Audit fees consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Audit-related fees for the Company include fees for audit and attest services not required by statute or regulation; accounting consultations; services related to mergers, acquisitions and investments; internal control reviews; audits of employee benefit plans; and other attest services.

(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. Tax fees for the Company include tax compliance fees, tax return preparation, consultation on tax matters, tax advice relating to transactions, expatriate tax services, customs and duties and other tax planning and advice.

(4)	Fees for all other services consist of fees for products and services other than the services reported under the other fee categories. With respect to the Company, such fees are principally related to the Sarbanes-Oxley Act of 2002, benchmarking surveys, specialized consulting, information system security services and financial information systems design and implementation.

Review Of Auditor Independence

The Audit Committee has policies and procedures that require the preapproval by the Audit Committee of all audit and permissible non-audit services prior to commencement of services. The Audit Committee considers whether each preapproved service is consistent with the SEC’s rules and regulations on auditor independence. During the fiscal year ended December 31, 2003, the Audit Committee preapproved 100% of the total fees to Ernst & Young. During the fiscal year ended December 31, 2002, all of the fees were preapproved by the Audit Committee. During the fiscal year ended December 31, 2003, none of the total hours expended on the Company’s financial audit by Ernst & Young were provided by persons other than Ernst & Young’s full-time permanent employees.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of February 29, 2004, and the percentage ownership of our ordinary shares. The information is provided with respect to:

•	each person who is known to us to own beneficially more than 5% of our outstanding ordinary shares;

•	each of our directors;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2003; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated by footnote, and subject to community property laws where applicable, the named person has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Approximate Percentage Owned
Wasatch Advisors, Inc. (2)	4,066,449	17.3%
Westcap Investors, LLC (3)	2,141,768	9.1%
Yoav Hollander, Chief Technology Officer, Director (4)	1,596,721	6.8%
High Rock Capital, LLC (5)	1,189,500	5.1%
Moshe Gavrielov, Chief Executive Officer, Director (6)	569,583	2.4%
Zohar Zisapel, Director (7)	443,271	1.9%
Michael McNamara, Senior Vice President, Director (8)	397,653	1.7%
Ziv Binyamini, Vice President of Research & Development and Site Manager of Israeli Operations (9)	160,581	*
David Larwood, Vice President, General Counsel (10)	130,494	*
Charles G. Alvarez, Chief Financial Officer (11)	128,894	*
Jacob Hanoch, Vice President & General Manager PAN International Operations (12)	111,454	*
Lawrence Lapides, Vice President Worldwide Sales & Product Operations (13)	97,015	*
Steven Craig Shirley, Vice President of North American Sales (14)	68,276	*
Amos Wilnai, Director (15)	52,857	*
Sean Redmond, Vice President & General Manager of European Operations (16)	22,500	*
Douglas Fairbairn, Director (17)	11,429	*
Tali Aben, Director (18)	4,286	*
Steve Glaser, Vice President of Corporate Marketing & Business Development	—	*
Directors and executive officers as a group (fifteen individuals) (19)	3,795,014	16.1%

*	less than 1%

The address of each beneficial owner is 2041 Landings Drive, Mountain View CA 94043 unless otherwise stated.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ordinary shares subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days after February 29, 2004 are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 18, 2004, which indicates sole investment power over these shares. The address of Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on March 9, 2004, which indicates sole dispositive power over these shares. The address of Westcap Investors, LLC is 1111 Santa Monica Blvd., Suite 820, Los Angeles, CA 90025.

(4)	Includes 234,725 shares held by Tamir Fishman Trust, successor to Ma’ahaz Ne’eman Ltd. (Trustee, 1997 Israel Share and Stock Option Incentive Plan) for which Mr. Hollander has sole voting power. Mr. Hollander has irrevocably instructed Tamir Fishman Trust to transfer these shares in connection with the 1997 Israel Share and Stock Option Incentive Plan as directed by our Board of Directors, or a committee thereof, from time-to-time. Mr. Hollander disclaims beneficial ownership of the shares held by Tamir Fishman Trust.

(5)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2004, which indicates beneficial ownership over these shares. The address of High Rock Capital LLC is 28 State Street, 18th Floor, Boston, MA 02109.

(6)	Includes 286,700 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(7)	Includes 184,607 shares held by Lomsha Ltd., 205,807 shares held by Michael and Klil Holdings (93) Ltd. and 52,857 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(8)	Includes 13,749 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(9)	Includes 159,500 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(10)	Includes 101,087 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(11)	Includes 126,072 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004

(12)	Includes 70,875 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(13)	Includes 95,147 shares issuable upon exercise of an option that vests within 60 days of February 29, 2004.

(14)	Includes 65,456 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

(15)	Includes 52,857 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

(16)	Includes 22,500 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

(17)	Includes 11,429 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

(18)	Includes 4,286 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

(19)	Includes 1,108,348 shares issuable upon exercise of options that vest within 60 days of February 29, 2004.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2003, 2002 and 2001, all compensation earned for services rendered to the Company, in all capacities, by our Chief Executive Officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards Securities Underlying Options
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation

Moshe Gavrielov(1) Chief Executive Officer	2003 2002 2001	$371,000 356,346 336,346	$157,500 148,500 225,000	$	— — —	100,000 100,000 100,000

Charles Alvarez Vice President of Finance and Administration and Chief Financial Officer	2003 2002 2001	232,385 219,134 203,749	53,750 68,250 78,751		— — —	40,000 50,000 35,000

Steven Craig Shirley Vice President of North America Sales	2003 2002 2001	125,000 121,000 115,000	130,000 99,394 137,895		7,200 7,200 7,200	50,000 30,000 25,000

Lawrence Lapides	2003	195,000	63,433		7,200	20,000
Vice President of Worldwide Sales & Product Operations	2002	116,166	100,969		7,200	30,000
	2001	130,000	149,568		7,200	30,000

Michael McNamara Senior Vice President of Simulation	2003 2002 2001	190,000 182,000 170,200	40,950 38,295 60,000		— — —	30,000 30,000 —

The amount in the column titled “Other Annual Compensation” represents the value of Mr. Shirley’s and Mr. Lapides’ car allowances.

This includes a payment or “buyout” of $7,000 under the Company’s vacation policy of a maximum of one week worth of vacation per year for only those employees who were not able to use all of their accrued vacation and would have otherwise lost such time under the policy’s accumulated accrual cap. Any unused vacation in excess of one week is permanently lost to the employee under the current policy.

Option Grants In Fiscal Year 2003

The table below sets forth certain information concerning the grant of share options to our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2003.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name					5%	10%
Moshe Gavrielov	100,000	7.9%	$13.63	05/29/2013	$857,183	$2,172,271
Charles Alvarez	40,000	3.2%	9.45	04/15/2013	237,722	602,435
Steven Craig Shirley	50,000	4.0%	9.45	04/15/2013	297,153	753,043
Lawrence Lapides	20,000	1.6%	9.45	04/15/2013	118,861	301,217
Michael McNamara	30,000	2.4%	13.63	05/29/2013	257,155	651,681

Percentages of total options for individual grants are based on an aggregate of options to purchase 1,263,872 ordinary shares granted to our employees, directors and consultants during fiscal year 2003, including our Chief Executive Officer and each of our four other most highly compensated executive officers. The exercise price per share of each option was equal to the fair market value of the ordinary shares on the date of grant. Each option becomes exercisable, or vests, as follows:

•	1/4th of the ordinary shares underlying the option will vest on the first anniversary of the option grant date, which is typically the first day of employment in the case of options granted to new employees; and

•	after the first anniversary, 1/48th of the shares will vest monthly until the optionee is fully vested on the fourth anniversary of the option grant date.

Potential realizable value is based on the assumption that our ordinary shares appreciate at the annual rate shown, compounded annually, based upon the fair market value of our ordinary shares on the grant date, until the expiration of the option term. These numbers are calculated based on the Securities and Exchange Commission requirements and do not reflect our estimates of future stock price growth.

Fiscal Year End 2003 Option Values

The following table sets forth certain summary information concerning share options held as of December 31, 2003 by our Chief Executive Officer and each of our four other most highly compensated executive officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Moshe Gavrielov	—	$—	270,035	189,583	$2,205,905	$128,644
Charles Alvarez	26,364	321,774	107,740	79,896	737,419	189,463
Steven Craig Shirley	—	—	49,124	76,459	249,756	211,931
Lawrence Lapides	20,000	199,809	88,648	47,125	643,923	119,519
Michael McNamara	—	—	11,250	48,750	—	—

The value realized is based on the lesser of the fair market value of our ordinary shares on the exercise date and the sale price, less the per share exercise price, multiplied by the number of options that were exercised. The value of unexercised in-the-money options at December 31, 2003 are based on the fair market value of our ordinary shares on December 31, 2003 of $12.75 per share, less the per share exercise price, multiplied by the maximum number of shares that may be issuable upon exercise of the option.

Employment Agreements

In March 1998, we entered into an employment agreement with Moshe Gavrielov, our Chief Executive Officer. Pursuant to the agreement, Mr. Gavrielov’s initial annual salary was equal to $250,000 and he was eligible for a target performance bonus of 50% of his annual base salary. In addition, we granted Mr. Gavrielov the right to purchase 671,938 ordinary shares pursuant to a share restriction agreement. Under the terms of the share restriction agreement, 1/4th of the ordinary shares purchased vested in March 1999 and 1/48th of the shares became vested every month thereafter until the shares underlying the share restriction agreement were fully vested on March 23, 2002. If Mr. Gavrielov’s employment is terminated or constructively terminated without cause, including termination within 12 months of a transaction that results in a change of control of the Company, he will receive:

•	a lump sum payment equal to his then current annual base salary;

•	any bonuses that would otherwise have been paid to him; and

•	accelerated vesting of certain share options.

In November 1999, we entered into an employment agreement with Michael McNamara, our Senior Vice President of Simulation. Pursuant to the agreement, Mr. McNamara was entitled to receive an initial base salary of $160,000 per year and was eligible to receive an annual performance bonus of 25% of his annual salary. In the event of his termination within 18 months of a change of control, Mr. McNamara will receive:

•	a lump sum payment equal to his then current annual base salary;

•	full acceleration of the vesting provisions governing any share options and restricted shares held by him;

•	medical insurance coverage for a period of 12 months after the date of termination; and

•	any bonuses that would otherwise have been paid to him, prorated through the date of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, about the Company’s ordinary shares that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, each as amended as of December 31, 2003, including the 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option Plans, 1996 U.S. Stock Option Plan, 1996 U.S. Stock Option Plan as amended 1999, and 1999 Share Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,935,622	$9.41	593,090
Equity compensation plans not approved by security holders	1,847,567	$11.41	445,727

Total	4,783,189	$10.18	1,038,817

The Company’s 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option Plans, 1996 U.S. Stock Option Plan, 1996 U.S. Stock Option Plan as amended 1999, and 1999 Share Incentive Plan each are described in some detail in the Company’s prospectus, filed March 22, 2001 with the SEC. An amendment to the 2000 U.S. Share Incentive Plan was approved by the shareholders at the June 4, 2002 Annual General Meeting. This Plan is filed in its entirety in the Company’s Form 10Q filed August 12, 2002. Amendments to the 2000 Israeli Share Option Plan were approved by our Board of Directors on December 27, 2002 and March 31, 2003. This Plan is filed in its entirety in the Company’s Form 10Q filed May 13, 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

Purpose of the Compensation Committee

The Compensation Committee of our Board of Directors has the responsibility for determining compensation levels for our executive officers each fiscal year, subject to the approval of our Audit Committee and the Board of Directors, as required by the Israeli Companies Law, and establishing our policies and practices governing our executive compensation. Our Committee’s functions include:

•	determining the compensation of our Chief Executive Officer, Moshe Gavrielov;

•	on recommendation of our Chief Executive Officer, reviewing and approving the other executive officers’ compensation, including salary and bonuses;

•	reviewing and approving any compensation plans affecting our executive officers; and

•	recommending awards under our share incentive plans.

Our committee is providing the following report on our executive compensation policies, the relationship of our performance to executive compensation and our Chief Executive Officer’s compensation.

Compensation Policies

Our executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for our shareholders. The objectives of our policies are to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success and motivate individuals to perform at their highest level;

•	maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and

•	reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

Each executive officer’s compensation package may be comprised of three elements:

•	base compensation, which reflects the individual performance and is designed primarily to be competitive with salary levels in a comparative group;

•	variable or bonus compensation payable based on individual performance and the achievement of financial performance goals; and

•	long-term share-based incentive compensation.

Base Compensation.    When establishing the base compensation for executive officers, the Compensation Committee considers:

•	the individual’s role, responsibilities and performance during the past year;

•	the amount of compensation paid to executive officers in similar positions of comparable software and related companies similar in size and business that compete with us in the recruitment and retention of senior personnel; and

•	compensation relative to our other executive officers.

No specific formula was applied to determine the weight of each factor. We believe that the total cash compensation for our executive officers for the fiscal year ended December 31, 2002 was competitive with the total cash compensation for executive officers at companies with which we compete for executives.

Variable Compensation.    When establishing the variable compensation for our executive officers, the Compensation Committee primarily considers whether the executive officer achieved the financial objectives set forth by the Board of Directors at both a corporate and a departmental level, including revenue, profitability and bookings. In addition, the Compensation Committee considers the overall performance of the executive officer relating to non-financial objectives, including the effective operation of management reporting to the executive officers and each executive officer’s general management skills. The Compensation Committee is working with management to develop a set of agreed upon objectives for measuring an individual’s overall executive performance in the future.

Long-Term Incentive Compensation.    We have provided long-term compensation to our executives in the form of share options and restricted shares. The Compensation Committee believes that equity-based compensation closely aligns the interests of our executive officers with those of our shareholders by providing an incentive to perform the duties with a focus on long-term strategic objectives relating to growth and shareholder value. Share options and restricted shares are granted to our executive officers under our various option and incentive plans, based on factors discussed earlier in this report. The share options and restricted shares utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our ordinary shares on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting shares, in which case the exercise price equals 110% of the fair market value on the date of grant.

Chief Executive Officer Compensation

Our Chief Executive Officer, Moshe Gavrielov, is compensated based on an employment agreement that was entered into between Verisity Ltd. and Mr. Gavrielov, effective March 23, 1998. Under the terms of his agreement, Mr. Gavrielov received an annual base salary of $371,000 in 2003, as determined by the Board of Directors and approved by the shareholders. This includes a payment or “buyout” of $7,000 under the Company’s vacation policy of a maximum of one week worth of vacation per year for only those employees who were not able to use all of their accrued vacation and would have otherwise lost such time under the policy’s accumulated accrual cap. Any unused vacation in excess of one week is permanently lost to the employee under the current policy. Mr. Gavrielov’s target annual bonus, if any, is referenced to 50% of his base salary based on specific performance criteria determined by the Board of Directors and approved by our Audit Committee. These criteria primarily involve the Company achieving overall revenue and profitability results. The amount of annual bonus paid to Mr. Gavrielov in 2003 under his employment agreement was $157,500. The Compensation Committee reviewed Mr. Gavrielov’s salary at the beginning of 2004 using the same criteria and policies as are employed for the other executive officers.

Tax Deductibility of Executive Compensation

Section 162(m).    Our Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our executive officers. Section 162(m) limits tax deductions for certain executive compensation over $1.0 million in any taxable year. Certain types of compensation are deductible only if performance criteria are specified in detail and shareholders have approved the compensation arrangements. We believe that it is generally in the best interests of our shareholders to structure compensation plans so that compensation is deductible under Section 162(m). Therefore, we have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Tali Aben

Douglas Fairbairn

Zohar Zisapel

PERFORMANCE GRAPH

The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Verisity specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph shows a comparison of cumulative total shareholder return, calculated as of the end of each calendar quarter on a dividend-reinvested basis, for Verisity, the S&P 500 Index and the S&P Information Technology Index. The graph assumes that $100 was invested in Verisity’s ordinary shares, the S&P 500 Index and the S&P Information Technology Index from the date of Verisity’s initial public offering on March 21, 2001 through December 31, 2003. Note that historic share price performance is not necessarily indicative of future share price performance.

	21-Mar-01	Dec-01	Dec-02	Dec-03
Verisity Ltd.	$100	$271	$272	$182
S&P © 500 Index	$100	$103	$81	$104
S&P © Information Technology Index	$100	$98	$61	$90

The returns for Verisity Ltd. are based upon the IPO price of $7 on March 21, 2001. S&P information is Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adoption of Audit Committee Charter

During the fiscal year ended December 31, 2000, we developed a written charter for the Audit Committee. This written charter was revised this year, and approved by our Board of Directors. The complete text of the current charter, which reflects standards set forth in the regulations promulgated under the Securities Act of 1933, as amended, and the Marketplace Rules of the National Association of Securities Dealers, Inc., is included as Appendix A of this proxy statement.

Committee Member Independence

The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards.

Communications with Management and Independent Auditors

Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young LLP their independence from Verisity Ltd.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in our Annual Report of Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Tali Aben

Amos Wilnai

Zohar Zisapel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owners of more than ten percent of our capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our capital shares with the Securities and Exchange Commission and the Nasdaq National Market, and to provide copies of such reports to us.

During the fiscal year ended December 31, 2003, our executive officers, directors or beneficial owners of more than ten percent of our capital shares were required to file various reports, including Form 3s and Form 4s.

Mr. Fairbairn filed in October 2003 a Form 3 for September 2003.

COST OF SOLICITATION OF PROXIES

Verisity will pay the expenses of soliciting proxies to be voted at the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, Verisity and/or its agents may also solicit proxies by mail, telephone, e-mail, and other forms of communication or in person. Following the original mailing of the proxies and other solicitation materials, Verisity will request that brokers, custodians, nominees and other record holders of its ordinary shares forward copies of the proxy and other solicitation materials to persons for whom they hold ordinary shares and request authority for the exercise of proxies. In such cases, Verisity, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Verisity in obtaining the return of proxies at an estimated cost to Verisity of $7,500.

SHAREHOLDER PROPOSALS

We know of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

If you want to consider including a proposal in our proxy statement next year, you must deliver your proposal to our corporate secretary no later than January 6, 2005. Our Amended and Restated Articles of Association also contain specific procedural requirements regarding a shareholder’s ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. If you wish to submit a proposal to the Annual General Meeting but that is not to be included in our proxy statement next year, you must deliver your proposal to our corporate headquarters prior to March 26, 2005, but not earlier than February 24, 2005, or as otherwise permitted under the Company’s Amended and Restated Articles of Association. If you would like a copy of the procedures contained in our Amended and Restated Articles of Association, please contact:

Corporate Secretary

Verisity Ltd.

2041 Landings Drive

Mountain View,

California 94043

(650) 934-6800

APPENDIX A

VERISITY LTD.

AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with regard to (i) the accounting and financial reporting processes of Verisity Ltd. (including its subsidiaries, the “Company”), (ii) the audits of the financial statements of the Company, including the integrity of the Company’s financial statements, (iii) the independence and performance of the Company’s internal and external accountants and (iv) the performance of all functions and duties required under the Companies Law, 1999—5759 (the “Companies Law”).

The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this charter and to compensate its advisors. The Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this charter.

II.    COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements of the rules of the Nasdaq Stock Market, the rules and regulations promulgated by the U.S. Securities and Exchange Commission and other applicable law, all as determined by the Board. Each member of the Committee, as determined by the Board, shall also meet the applicable financial knowledge requirements, and at least one member shall be an “audit committee financial expert” as that term is defined in applicable rules. Furthermore, all of the External Directors (as defined in the Companies Law) shall be members of the Committee as per the requirements of the Companies Law.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Committee shall designate a Chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least once every three months. Subject to the preceding sentence, the Committee shall hold such regular meetings as it deems necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants.

IV.    RESPONSIBILITIES AND DUTIES

Documents/Reports Review:

1. The Committee shall review the Company’s annual financial statements and make a recommendation to the Board whether they should be included in the Company’s Annual Report on Form 10-K.

2. The Committee shall review with financial management and the independent accountants each Form 10-Q prior to its filing, including whether to reconcile and describe any adjustments to quarterly information previously reported in a Form 10-Q for any quarter. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants:

3. The Committee shall have the direct and sole responsibility for recommending the appointment, compensation and retention of the independent accountants and shall also be responsible for oversight of the independent accountants, subject to the provisions of the Companies Law (including the resolution of any disagreements between management and the independent accountants regarding financial reporting). The Committee shall review the performance of the independent accountants and propose replacement of the independent accountants when circumstances warrant. The independent accountants shall report directly to the Committee.

4. On an annual basis, the Committee shall (i) receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independent Standards Board Standard No. 1, (ii) review and discuss with the independent accountants any disclosed relationships or services that may impact the independent accountant’s objectivity and independence and (iii) if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

5. The Committee shall periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes:

6. The Committee shall meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent accountants.

7. The Committee shall review with the independent accountants and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such controls, with emphasis on the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

8. The Committee shall consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

9. The Committee shall consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent accountants or management.

10. Following completion of the annual audit, the Committee shall review with the independent accountants the matters covered by Statement on Auditing Standard No. 61, including (a) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; (b) methods used to account for significant unusual transactions; (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; and (d) the process used by management in formulating any particularly sensitive accounting estimates and the basis for the accountants’ conclusions regarding the reasonableness of those estimates.

11. The Committee shall review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, including whether there were any disagreements with regard to the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

12. The Committee shall review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

13. The Committee shall review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Ethical and Legal Compliance:

14. The Committee shall review periodically the Company’s Code of Conduct and its system for enforcing the Code.

15. The Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16. The Committee shall review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements.

17. The Committee shall review and approve (or ratify) all significant related party transactions and potential conflict of interest situations. For the removal of doubt, the above is in addition to, and without derogating from, the provisions of the Companies Law relating to approval of related party transactions and potential conflict of interest situations.

Report of Audit Committee:

18. The Committee shall deliver a report for inclusion in the Proxy Statement of the Company for its Annual Meeting of Shareholders (the “Proxy Statement”) on whether the Committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standard No. 61, as may be modified or supplemented, (c) received from the independent accountants disclosures regarding their independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, which report shall state whether, based upon such review and discussions, the Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the last fiscal year, and (d) discussed with the independent accountants such accountants’ independence.

Charter Review:

19. The Committee shall review and reassess with counsel and management the adequacy of the current charter on an annual basis, and, to the extent necessary, revise the charter.

PROXY

VERISITY LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERISITY LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2004 Annual General Meeting to be held May 27, 2004 and the proxy statement and appoints Moshe Gavrielov and Yoav Hollander, and each of them individually, the Proxy of the undersigned, with the full power of substitution, to vote all ordinary shares of Verisity Ltd. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2004 Annual General Meeting of Shareholders of Verisity Ltd. to be held at the registered offices of Verisity Ltd., located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, on Thursday May 27, 2004, at 10:00 a.m. Israeli time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The ordinary shares represented by the Proxy shall be voted in the manner as set forth on the reverse side.

MARK HERE ☐ IF YOU PLAN TO ATTEND THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH AND ALL PROPOSALS.

IF YOU DO NOT MARK YOUR VOTING CARD INSTRUCTIONS FOR ANY ONE OF THE PROPOSALS BUT RETURN YOUR SIGNED CARD TO US BEFORE THE MEETING, YOUR SHARES WILL BE VOTED “FOR” SUCH UNMARKED PROPOSAL.

1.	To elect Yoav Hollander as our Class III director to hold office for a term that expires in 2007.

☐ FOR Nominee        ☐ WITHHOLD AUTHORITY FOR Mr. Hollander

2.	To elect Tali Aben, Douglas Norby and Uzi Sasson as our external directors to hold office for a term that expires in 2007.

☐ FOR all Nominees        ☐ WITHHOLD AUTHORITY FOR Ms. Aben

☐ WITHHOLD AUTHORITY FOR Mr. Norby        ☐ WITHHOLD AUTHORITY FOR Mr. Norby

3.	To approve the grant of an option to Moshe Gavrielov to purchase ordinary shares.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

4.	To approve the grant of an option to Yoav Hollander to purchase ordinary shares.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

5.	To approve the grant of an option to Michael McNamara to purchase ordinary shares.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

6.	To approve the 2003 bonuses of our executive officers who also serve as members of our Board of Directors.

☐    FOR ALL                ☐    AGAINST ALL            ☐    ABSTAIN

7.	To approve the 2004 base salaries of our executive officers who also serve as members of our Board of Directors.

☐    FOR ALL                ☐    AGAINST ALL            ☐    ABSTAIN

8.	To approve compensation for the non-employee members of our Board of Directors, including external directors.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

9.	To approve insurance coverage for and indemnification agreements between Verisity Ltd. and each of our new external directors.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

10.	To approve the grant of an option to each of our non-employee directors, including Douglas Fairbairn and Zohar Zisapel plus, if elected, external directors Tali Aben, Douglas Norby and Uzi Sasson to purchase ordinary shares.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

11.	To approve the increase in shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, and under the Verisity Ltd. 2000 Israeli Share Option Plan, as amended.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

12.	To approve the increase in shares for the Verisity Ltd. 2000 Employee Share Purchase Plan, as amended.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

13.	To approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer Gabbay & Kasierer, a member of Ernst & Young International (collectively Ernst & Young), as our Israeli statutory independent auditors for the fiscal year ending December 31, 2004.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

14.	To transact any other business that may properly come before the meeting or any adjournment thereof.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

DATE:

Signature

Signature, if held jointly